Exhibit 99.1

Press Release

Rite Aid Completes Acquisition of Leading Independent Pharmacy Benefit Manager (PBM) EnvisionRx

CAMP HILL, Pa. – June 24, 2015 – Rite Aid (NYSE: RAD) has completed its previously announced acquisition of Envision Pharmaceutical Services (“EnvisionRx”) from leading global private investment firm TPG and other shareholders in a transaction valued at approximately $2 billion, including approximately $1.8 billion in cash and approximately 27.9 million Rite Aid shares.

“The completion of this acquisition is an important step in our strategy to expand Rite Aid’s retail healthcare platform and enhance our health and wellness offerings,” said Rite Aid Chairman and CEO John Standley.  “EnvisionRx’s talented management team and valued associates are a tremendous addition to our Rite Aid family. The combination of EnvisionRx’s broad suite of PBM and pharmacy-related businesses with Rite Aid’s retail platform will provide our customers and patients with an integrated offering across retail, specialty and mail-order channels.”

EnvisionRx CEO Frank Sheehy added, “As part of Rite Aid, we are well positioned to deliver a truly integrated healthcare offering which will provide tremendous benefits to both plan sponsors and patients. Our work is already well underway and we look forward to accelerating our efforts now that the transaction is complete.”

Sharad Mansukani, a senior advisor to TPG and the former chairman of EnvisionRx, said, “TPG is proud to have partnered with EnvisionRx’s founders and excellent management team in building a business that is truly set apart from other PBMs. We are confident EnvisionRx will enjoy many years of success as part of Rite Aid.”

EnvisionRx will operate as a wholly owned subsidiary of Rite Aid led by Frank Sheehy and current management. EnvisionRx’s headquarters will remain in Twinsburg, Ohio.

The transaction, which was announced in February 2015, is expected to be accretive to Rite Aid’s earnings per share in Rite Aid’s fiscal year 2017.

Citigroup Global Markets Inc. served as financial advisor to Rite Aid and Skadden, Arps, Slate, Meagher & Flom LLP was the company’s legal advisor. J.P. Morgan served as exclusive financial advisor to EnvisionRx, and Cleary Gottlieb Steen & Hamilton LLP acted as its M&A legal counsel and Baker & Hostetler LLP acted as its regulatory legal counsel.

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About Rite Aid
Rite Aid Corporation is one of the nation's leading drugstore chains with nearly 4,600 stores in 31 states and the District of Columbia and fiscal 2015 annual revenues of $26.5 billion. Information about Rite Aid, including corporate background and press releases, is available through the company's website at www.riteaid.com.

About EnvisionRx
Established in 2001, EnvisionRx is a national, full-service pharmacy benefit management (PBM) company with consolidated revenues in excess of $4 billion. The company provides both transparent and traditional PBM options through its EnvisionRx and MedTrak PBMs, respectively, as well as pharmacy-related services to clients across the nation. EnvisionRx also offers fully integrated mail-order and specialty pharmacy services through Orchard Pharmaceutical Services; access to the nation's largest cash pay infertility discount drug program via Design Rx; an innovative claims adjudication software platform in Laker Software; and a national Medicare Part D prescription drug plan through Envision Insurance Company's EnvisionRx Plus product offering. Information about EnvisionRx, which is a wholly owned subsidiary of Rite Aid Corporation, is available through the company’s website at envisionrx.com.

About TPG
TPG is a leading global private investment firm founded in 1992 with over $74 billion of assets under management and offices in San Francisco, Fort Worth, Austin, Dallas, Houston, New York, Beijing, Hong Kong, London, Luxembourg, Melbourne, Moscow, Mumbai, Sao Paulo, Shanghai, Singapore and Tokyo. TPG has extensive experience with global public and private investments executed through leveraged buyouts, recapitalizations, spinouts, growth investments, joint ventures and restructurings. The firm has a well-known history of healthcare investing and its well-known investments include Adare Pharmaceuticals, Aptalis, EnvisionRx, Fenwal, Healthscope, IASIS Healthcare, Immucor, IMS Health, Par Pharmaceutical, Quintiles Transnational and Surgical Care Affiliates, among others. For more information visit www.tpg.com.

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FORWARD-LOOKING STATEMENTS
Statements in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties that are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

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Contact Information
Rite Aid Media Contact:
Susan Henderson
717-730-7766
skhenderson@riteaid.com

Rite Aid Investor Contact:
Matt Schroeder 717-214-8867
investor@riteaid.com

TPG Media Contact:
Luke Barrett
212-601-4752
lbarrett@tpg.com